Exhibit 99.1

UTStarcom, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2004	September 30, 2003 *	September 30, 2004	September 30, 2003 *

Net sales	$645,016	$584,382	$1,956,935	$1,320,736

Cost of sales	507,882	398,280	1,467,496	884,445
Gross profit	137,134	186,102	489,439	436,291

Operating expenses:
Selling, general and administrative	74,916	57,371	209,689	129,917
Research and development	56,026	44,723	154,276	107,613
In process research and development	—	161	1,400	10,809
Amortization of intangible assets	3,639	3,081	9,946	5,259
Total operating expenses	134,581	105,336	375,311	253,598

Operating income	2,553	80,766	114,128	182,693

Interest and other income (expenses)	1,295	(306)	15,313	2,827
Equity in loss of affiliated companies	(727)	(1,560)	(2,925)	(4,280)
Income before income taxes and minority interest	3,121	78,900	126,516	181,240
Income tax expense (income)	(1,906)	19,725	22,773	45,310
Minority interest in earnings of consolidated subsidiaries	(40)	(35)	(127)	(35)

Net income	$4,987	$59,140	$103,616	$135,895

Basic earnings per share	$0.04	$0.58	$0.91	$1.31

Diluted earnings per share	$0.04	$0.46	$0.78	$1.12
Diluted earnings per “If Converted” share	$0.04	N/A	N/A	N/A

Weighted average shares used in per-share calculation:
• Basic	113,945	102,814	114,110	103,607
• Diluted	116,307	131,914	136,210	123,194
• Diluted “If Converted” Shares	133,226	N/A	N/A	N/A

	Three months ended		Nine months ended
	September 30, 2004	September 30, 2003 *	September 30, 2004	September 30, 2003 *

1. The above unaudited financial statements include the following non-cash expenses:
Cost of Sales	$—	$2	$—	$7
Selling, general and administrative	—	39	51	225
Research and development	83	121	277	3,005
Total stock compensation expense	$83	$162	$328	$3,237

Amortization of intangible assets	$4,102	$3,081	$10,569	$5,259

In-process research and development	$—	$161	$1,400	$10,809

Change in investment portfolio	$1,061	$157	$1,562	$380

2. Earnings per share

Basic earnings per share Income available to common stockholders	$4,987	$59,140	$103,616	$135,895

Effect of Dilutive Securities 7/8% Convertible Subordinated Notes	816	1,098	2,663	2,473

Diluted earnings per share Income available to common stockholders + assumed conversions	$5,803	$60,238	$106,279	$138,368

*  Certain reclassifications have been made to prior year balances in order to conform to the current year presentation

UTStarcom, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2004	December 31, 2003*

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$796,203	$422,591
Accounts receivable, net	691,160	324,921
Related parties accounts receivable, net	46,339	43,944
Notes receivable	24,877	11,362
Inventories, net	439,412	257,038
Deferred costs/Inventories at customer sites under contracts	168,903	558,977
Prepaid expenses	79,849	136,262
Restricted cash and short term investments	36,799	24,404
Other current assets	41,313	52,408
Total current assets	2,324,855	1,831,907
Property, plant and equipment, net	255,029	186,076
Long-term investments	25,428	24,066
Goodwill and intangible assets, net	174,087	144,232
Other long term assets	53,427	40,677
Total assets	$2,832,826	$2,226,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and short term debt	$513,010	$251,176
Income taxes payable	16,783	16,780
Customer advances	279,631	458,654
Deferred revenue	57,874	44,958
Other	191,606	173,139
Total current liabilities	1,058,904	944,707

Long-term debt	402,500	402,500
Minority interest in consolidated subsidiaries	687	560
Stockholders’ equity:
Common stock	143	131
Additional paid-in capital	1,115,433	653,624
Deferred stock compensation	(7,233)	(7,761)
Retained earnings	260,371	229,777
Other comprehensive income	2,021	3,420
Total stockholders’ equity	1,370,735	879,191

Total liabilities and stockholders’ equity	$2,832,826	$2,226,958

	September 30, 2004	December 31, 2003*

Inventories and deferred costs are made up of the following:

Inventories at factories	$324,244	$166,075
Inventories at customer sites	115,168	90,963
Inventories at customer sites under contracts	168,903	558,977

Total inventories and deferred costs	$608,315	$816,015

* Certain reclassifications have been made to prior year balances in order to conform to the current year presentation